Exhibit 32.2


         I, Fanjun Wu, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Sunwin International Neutraceuticals, Inc. on Form 10-QSB for the quarter ended July 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Sunwin International Neutraceuticals, Inc.



September 21, 2004
                              By: /s/ Fanjun Wu
                                      Fanjun Wu,CFO and Chief Accounting Officer